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                                                                   EXHIBIT 10(g)

                             FIRST AMENDMENT TO THE
                           WENDY'S INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Wendy's International, Inc. (the "Company) adopted the Wendy's International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 1989 (the "Plan"); and

WHEREAS, the Company desires to amend the Plan in order to make certain changes to the Plan.

NOW, THEREFORE, the Company amends the Plan as follows, effective October 1, 2001:

1.       A new section 1.49 is added to read as follows:

       1.49       Normal Retirement Date and Normal Retirement Age

                  Normal Retirement Date and Normal Retirement Age both mean the first of the month coincident with or next following a Participant's sixty-fifth birthday.

2.       Section 2.1 (b) is amended to read as follows:

       2.1(b) Effective prior to December 31, 2001, all Covered Employees who have the title "Senior Vice President" or above of the Wendy's Restaurants of Canada Inc. shall become Participants on the latest of the Effective Date, or the first day of the Plan Year following employment, or the first day of the Plan Year following promotion to a position with the title "Senior Vice President" or above.

3.       Section 3.1 is amended to read as follows:

       3.1 CREDITS TO SUPPLEMENTAL TARGET ACCOUNT

           (a) Except as provided in Section 3.3 below, for each Plan Year the Company shall credit to each Supplemental Target Account:

                  (1) For each Active Participant who remains employed by the Company on the last day of the Plan Year, the amounts described in (b) below calculated as of the last day of the prior Plan Year and the amount described in (c) below calculated as of the last day of the Plan Year.

                  (2) For each Active Participant who dies or becomes disabled during the Plan Year while actively employed, the amount described in (b) below calculated as of the last day of the prior Plan Year. For each

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                         Active Participant who died or became disabled during
                         a Plan Year while actively employed and who has not yet received payment of his Plan benefits, the amount described in (c) below calculated as of the earlier of the last day of the Plan Year or the date as of which benefits are paid under the Plan.

                  (3) For each Active Participant who attained Normal Retirement Age during the Plan Year while actively employed, the amount described in (b) below calculated as of such Participant's Normal Retirement Date and the amount described in (c) below calculated from the Normal Retirement Date to the earlier of the last day of the Plan Year or the date as of which benefits are paid under the Plan.

           (b) An amount which will provide each Participant with a targeted annual benefit payable as a life annuity at his Normal Retirement Date equal to the amount obtained, if any, when the sum of (2), (3), (4) and (5) below is subtracted from (1) below:

                  (1) Fifty percent (50%) of the Participant's expected Final Average Compensation at age 60 (determined without salary projection) multiplied by a fraction, not exceeding one (1), the numerator of which is the number of the Participant's expected Years of Service at his Normal Retirement Date and the denominator of which is fifteen (15).

                  (2) Effective January 1, 2001, the Participant's expected Accrued Benefit Derived from Company Contributions at his Normal Retirement Date under the Account Balance Plan, assuming that the Participant had elected to make Participant Contributions to the Plan in each Plan Year such contributions as were permitted and that interest credited to the Cash Balance Benefit for future years will be at the rate of 7 1/2%, including the Prior Plan Benefit and the Minimum Benefit.

                  (3) Effective January 1, 2001, with regard to the Profit Sharing and Savings Plan, the sum of the Participant's:

                         (i)  Company Matched Contribution Account;

                         (ii) Company Contribution Account;

                         (iii)Company Safe Harbor Matching Contribution Account
                              calculated as if the Participant had elected to make Deferred Income Contributions to receive the maximum available Company Safe Harbor Matching Contribution. To the extent that the Participant does not maximize the Company Safe



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                              Harbor Matching Contribution for any Plan Year,
                              solely for purposes of calculating this offset, the difference shall be deemed to have been credited to the Participant as of July 1 of that Plan Year. The deemed Safe Harbor Matching Contribution Account will be deemed to have earned interest at the same annualized rate the Participant earned on his actual Accounts in the Profit Sharing and Savings Plan, if any. If the Participant does not have any actual Accounts in the Profit Sharing and Savings Plan, the deemed Safe Harbor Matching Contribution Account will be deemed to have earned interest as if it had been invested in the default investment offered under the Profit Sharing and Savings Plan;

                         (iv) any prior distributions from such Accounts; and

                         (v) future expected Company Safe Harbor Matching Contributions for each Plan Year until the Participant's Normal Retirement Date equal to the Company Safe Harbor Matching Contribution deemed to have been received by the Participant for that Plan Year.

                         Such amount shall be projected for the number of years from the earlier of the distribution of such Accounts to the Participant or the date of this calculation to the Participant's Normal Retirement Date at an interest rate of seven and one-half percent (7 1/2%) compounded annually. In the event that such Profit Sharing and Savings Plan Accounts are distributed to the Participant on different dates, then this projection shall be applied separately to each distribution based upon the specific dates of distribution.

                         The total projected value shall be converted to a life annuity payable at the Participant's Normal Retirement Date, using the interest rate published by the Pension Benefit Guaranty Corporation for use in calculating immediate annuities which is in effect on the first day of the Plan Year to the extent that such rate continues to be published. In the event that such rate is no longer published, the total projected value shall be converted using the applicable interest rate as defined in Code section 417(e)(3) for the lookback month of November preceding the first day of the Plan Year.

                  (4) The Participant's Supplemental Profit Sharing Account projected and converted to a life annuity payable at his Normal Retirement Date in the same manner as the Profit Sharing and Savings Plan Accounts in (3) above.



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                  (5)    The amount of the retirement income the Participant is
                         entitled to receive pursuant to the Supplemental Retirement Agreement under the Nonqualified Plan.

           (c) An amount equal to the interest rate applied to the Cash Balance Benefit for the Plan Year in the Account Balance Plan applied to the amount in the Participant's Supplemental Target Account as of the first day of the Plan Year or, for purposes of Section 3.1(a)(3), as of the Participant's Normal Retirement Date.

4.       Section 3.2(a) is amended to read as follows:

       3.2(a) For each Plan Year during which the Participant is an Active Participant in the Profit Sharing and Savings Plan, the amount by which:

                  (1) The amount of Company Contributions which the Company would have allocated to the Active Participant's Accounts under the Profit Sharing and Savings Plan without regard to the maximum annual limitations imposed by Section 415 of the Code or the limitation on compensation imposed by Section 401(a)(17) of the Code; exceeds

                  (2) The actual amount of Company Contributions which the Company allocates to the Active Participant's Accounts under the Profit Sharing and Savings Plan.

5.       Section 4.3 is amended to read as follows:

       4.3        Designation of Beneficiary

                  Each Participant shall designate, by giving a designation in approved form to the Plan Administrator, a Beneficiary to receive any benefits which may become or continue to be payable upon or after his death under this Plan. Successive designations may be made and the last designation received by the Plan Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations.

                  If a Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective or if no Beneficiary so designated survives the Participant, then his benefits shall be paid to:

                  (a)    His surviving spouse; or

                  (b) If there is no surviving spouse, to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will, or if he has no valid will, in accordance with applicable state law.


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IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of this 18th day of December, 2001.



                            By:    /s/ Kerrii B. Anderson
                                ----------------------------------------------

                            Its:           Kerrii B. Anderson
                                 ---------------------------------------------
                                       Executive Vice President &
                                         Chief Financial Officer